As filed with the Securities and Exchange Commission on October 8, 1996
                                          Registration No. 333-2050


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                         _____________
                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                      QUALITY DINING, INC.
     (Exact name of registrant as specified in its charter)

   Indiana                          5812                       35-1804902
(State or other          (Primary Standard Industrial        (I.R.S.Employer
 jurisdiction of          Classification Code Number)      Identification No.)
 incorporation
 organization)


                   3820 Edison Lakes Parkway
                    Mishawaka, Indiana 46545
                         (219) 271-4600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       _____________________
                       DANIEL B. FITZPATRICK
               President and Chief Executive Officer
                        Quality Dining, Inc.
                     3820 Edison Lakes Parkway
                      Mishawaka, Indiana 46545
                           (219) 271-4600
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                             Copies to:
James A. Aschleman, Esq.                            John A. Burgess, Esq.
   Baker & Daniels                                  Jay E.Bothwick, Esq.
300 North Meridian Street                               Hale and Dorr
     Suite 2700                                        60 State Street
Indianapolis, Indiana 46204                       Boston,Massachusetts 02109
    (317) 237-0300                                      (617) 526-6526

              REMOVAL OF SECURITIES FROM REGISTRATION

     Of the 5,250,000 shares of common stock, without par value, of the Registrant ("Quality Dining Common Stock") registered by means of the Registration Statement on Form S-4 (Registration No. 333-
2050), 5,127,121 shares were issued to shareholders of Bruegger's Corporation ("Bruegger's") in connection with the merger of BAC, Inc., a wholly owned subsidiary of the Registrant, with and into Bruegger's (the "Merger"). The remaining 122,879 shares of Quality Dining Common Stock registered but not issued in connection with the Merger are hereby removed from registration pursuant to Item 512(a)(3) of Regulation S-K.

     Of the 141,450 shares of Series A Convertible Cumulative Preferred Stock, without par value, of the Registrant ("Quality Dining Preferred Stock") registered by means of the Registration Statement on Form S-4 (Registration No. 333-2050), 111,800 shares were issued to shareholders of Bruegger's in connection with the Merger. The remaining 29,650 shares of Quality Dining Preferred Stock registered but not issued in connection with the Merger are hereby removed from registration pursuant to Item 512(a)(3) of Regulation S-K.


                             SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 of the Securities and Exchange Commission promulgated thereunder, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on October 8, 1996.




                                QUALITY DINING, INC.



                                By:   /s/ Daniel B. Fitzpatrick
                                 Daniel B. Fitzpatrick
                                 President and Chief Executive Officer
                                 Agent for Service named in the
                                   Registration Statement